Exhibit 99.1

NEWS RELEASE
Atlanta, Georgia
October 31, 2008

Contact: Investor Relations
Phone: (770) 729-6510
E-mail: investor.relations@ems-t.com
www.ems-t.com
EMS Technologies Announces
Higher Third Quarter Revenues and Net Earnings
Company Maintains Guidance for 2008
ATLANTA – Oct. 31, 2008 – EMS Technologies, Inc. (Nasdaq: ELMG) today reported third-quarter revenues of $87.8 million and net earnings of $6.1 million, or $.39 per share. For the third quarter of the previous year, the Company reported revenues of $73.1 million, and net earnings of $5.6 million, or $.36 per share.
Paul Domorski, president and chief executive officer, commented, “In a challenging global economic climate, EMS overall revenues grew 20 percent compared with Q3 of last year. Results were led by exceptional performance in satellite communications for both the Inmarsat and Iridium markets. Quarterly revenues from our LXE mobile logistics products and services business were the highest since 2006, and restructuring efforts that were begun in Q2 of this year contributed to higher profitability in the third quarter. We maintained a healthy backlog in defense and space systems, and we began work for the first customer for our new line of in-flight connectivity antenna offerings.”
Satellite Communications Q3 Revenues Grow; Profits Boosted by New Iridium Business
Third-quarter revenues from satellite communications (“SATCOM”) grew approximately 30 percent in 2008 compared with 2007. This growth followed strong demand from key avionics OEMs for the recently introduced SwiftBroadband terminals. The OEM channel also experienced demand for retrofit equipment, driven in part by the ease of upgrading eNfusion systems to SwiftBroadband services.
EMS was selected by Rockwell Collins to design and build the Satcom Satellite Data Unit for the new Airbus A350 XWB (extra wide body) aircraft program. The Satcom system, announced in July of this year by Rockwell Collins as part of the aircraft Communication Global Package, will be standard-fit on the A350 XWB platform. For corporate aircraft, EMS also announced a new tail-mounted antenna system that is smaller and lighter than any other antenna in its class.

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October 31, 2008
Also adding to satellite communications growth were sales from the Company’s recently acquired business, EMS Sky Connect. This business provides flexible voice telephony and seamless global flight tracking over the Iridium network for all types of aircraft. In addition to higher sales of its hardware, EMS Sky Connect reported increases in air-time revenues in late summer during the wildfire season and following Hurricanes Gustav and Ike in September.
Domorski remarked, “In the third quarter, EMS continued to build on its strengths in the SATCOM OEM market and again were first-to-market with new solutions in support of customers’ business plans.” He added, “We believe that our Iridium capabilities, which were expanded through EMS Sky Connect, can lead to significant new opportunities in aviation markets.”
Defense and Space Revenues Up; Work Begins on New Ku-band Antenna Product
EMS’s defense and space systems revenues for the third quarter and the first nine months rose 21 percent in 2008 compared with 2007. The Company’s defense and space business maintained a healthy $71 million backlog, winning new orders in the third quarter within the space, radar and communication markets.
During Q3, EMS launched the Aura™ Ku-band family of antenna systems for in-flight connectivity (“IFC”), for consistent, high-quality worldwide broadband services. EMS began work for its first Aura™ customer, Panasonic Avionics Corp., which recently announced that it had selected EMS as the broadband antenna supplier for Panasonic’s eXConnect service. Panasonic’s eXConnect service will equip commercial airlines with Internet access and the ability to monitor and transmit airline data in real time.
“The defense and space business remains in an excellent position heading into the final quarter of the year, “said Domorski. “We continue to enjoy robust order flow across the board in the defense and space markets that we serve, and we are particularly excited about the potential for long-term growth in commercial IFC.”
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October 31, 2008
New Distributor, ScanSource, for LXE; Restructuring Efforts Improve Bottom Line
Mobile logistics revenues increased 13 percent in the third quarter versus the same period last year. Operating profits also improved from the prior quarters in 2008, as a result of cost-cutting measures and restructuring efforts, as well as the beneficial effect on international overhead expenses of a weaker Euro.
During the quarter, the Company signed a distribution agreement with ScanSource, Inc., an industry-leading distributor. The Company expects that the ScanSource agreement will significantly expand the availability of LXE products in the North American indirect distribution channel. Indirect business currently accounts for more than half of the Company’s mobile logistics revenues.
Q3 new business included a significant order from Americold Logistics for the VX-6 and the MX-7CS handheld cold storage computers. Also during Q3, Costco Wholesale Corp. selected the LXE MX-3Plus mobile computer for use across its warehouse distribution organization.
“We made good progress on improving our performance in mobile logistics markets. The restructuring begun in the second quarter of 2008 and other cost-control improvements to the business during the third quarter helped increase profitability. Furthermore, we believe that the recently announced ScanSource agreement will significantly increase the reach of LXE products in the market,” Domorski said.
Maintaining Guidance for 2008
Domorski concluded, “The performance of the Company’s satellite communications business reflects a healthy market for SwiftBroadband solutions. Defense and space orders remain healthy across market segments, and key infrastructure investments will support this business’s long-term growth. LXE cost-cutting measures and a continued focus on indirect channels are the right strategies for weathering today’s difficult economic environment. We continue to expect that the Company will achieve its prior earnings guidance of $1.30 to $1.40 per share from continuing operations for the 2008 fiscal year.”
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About EMS Technologies, Inc.
EMS Technologies, Inc. (Nasdaq: ELMG) is a leading innovator in the design, manufacture, and marketing of wireless communications technologies addressing the enterprise mobility, communications-on-the-move and in-flight connectivity markets for both the commercial and government industries. EMS focuses on the needs of the mobile information user and the increasing demand for wireless broadband communications. EMS products and services enable communications across a variety of coverage areas, ranging from global, to regional, to within a single facility. EMS has three operating segments:
•	The LXE segment is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide;

•	The Defense & Space Systems segment supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications – from military communications, radar, surveillance and countermeasures to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines; and

•	The Satellite Communications segment supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms, such as military command vehicles or over-the-road trucks, to communicate over satellite networks at a variety of data speeds.
For more information, visit EMS at www.ems-t.com.
There will be a conference call at 9:30 AM Eastern time on Friday, October 31, 2008 in which the Company’s management will discuss the financial results for the third quarter of 2008. If you would like to participate in this conference, please call 888.674.0222 (international callers call 201.604.0498) approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Friday, November 7, 2008 by dialing 888.346.3949 (PIN code 8862328#, option 4, confirmation number 20081015189027#). International callers to the replay should use 404.260.5385, followed by the PIN code, option and confirmation number used for domestic replay.
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October 31, 2008
Statements contained in this press release regarding the Company’s expectations for its financial results for 2008, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;

•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•
volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•
changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•
customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications), and whether these responses and conditions develop according to our expectations;

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the availability of financing for satellite data communications systems;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;
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•	the demand growth for various mobile and high-speed data communications services;

•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;

•	the availability of sufficient additional credit or other financing, on acceptable terms, to support any large acquisitions that we believe would contribute to our growth and profitability;

•
the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products, and the risk that any such acquisitions do not perform as expected or are otherwise dilutive to our earnings;

•
the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations made by the Company, and obligations assumed by purchasers, in connection with the Company’s dispositions of discontinued operations;

•
the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and

•
uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.

Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
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October 31, 2008
EMS Technologies, Inc.
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 27	Sept 29	Sept 27	Sept 29
	2008	2007	2008	2007
Net sales	$87.8	73.1	244.6	211.9
Cost of sales	55.5	43.6	154.1	130.5
Selling, general and administrative expenses	20.0	19.5	60.9	55.3
Research and development expenses	5.1	4.8	15.6	13.8

Operating income	7.2	5.2	14.0	12.3
Interest income	0.6	1.4	2.3	4.2
Interest expense	(0.4)	(0.5)	(1.2)	(1.5)
Foreign exchange loss, net	(0.4)	(0.2)	(0.2)	(0.7)

Earnings from continuing operations before income taxes	7.0	5.9	14.9	14.3
Income tax expense	0.9	0.3	1.3	2.2

Earnings from continuing operations	6.1	5.6	13.6	12.1
Loss from discontinued operations	—	—	—	(0.5)

Net earnings	$6.1	5.6	13.6	11.6

Net earnings (loss) per share:
Basic — from continuing operations	$0.39	0.37	0.88	0.79
Basic — from discontinued operations	—	—	—	(0.03)

Basic earnings per share	$0.39	0.37	0.88	0.76

Diluted — from continuing operations	$0.39	0.36	0.87	0.78
Diluted — from discontinued operations	—	—	—	(0.03)

Diluted earnings per share	$0.39	0.36	0.87	0.75

Weighted average number of shares outstanding:
Basic	15.5	15.3	15.5	15.3
Diluted	15.7	15.5	15.7	15.4
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October 31, 2008
EMS Technologies, Inc.
Consolidated Balance Sheets — Unaudited
(In millions)

	September 27	December 31
	2008	2007
Assets
Cash and cash equivalents	$95.7	134.0

Receivables billed	72.0	61.1
Unbilled revenues under long-term contracts	24.2	24.0

Trade accounts receivable, net	96.2	85.1

Inventories	35.0	28.9
Other current assets	11.0	9.1

Current assets	237.9	257.1

Net property, plant and equipment	42.5	39.9
Goodwill	31.8	10.0

Other assets	28.4	16.8

	$340.6	323.8

Liabilities and Shareholders’ Equity
Current installments of long-term debt	$1.3	3.2
Accounts payable	30.1	22.4
Other current liabilities	36.7	33.0

Current liabilities	68.1	58.6

Long-term debt, less current installments	9.6	10.5
Other non current liabilities	8.1	7.6
Shareholders’ equity	254.8	247.1

	$340.6	323.8

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NEWS RELEASE
Atlanta, Georgia
October 31, 2008
EMS Technologies, Inc.
Segment Operation Data — Unaudited
(In millions)

	Three Months Ended		Nine Months Ended
	Sept 27	Sept 29	Sept 27	Sept 29
	2008	2007	2008	2007
Net sales
LXE	$37.8	33.4	109.5	103.5
Defense & Space Systems	18.9	15.7	53.4	44.1
Satellite Communications	31.1	24.0	81.7	64.3

Total	$87.8	73.1	244.6	211.9

Operating income (loss)
LXE	$1.7	1.7	2.9	4.8
Defense & Space Systems	1.5	1.4	3.9	3.2
Satellite Communications	5.2	3.5	9.7	7.7
Other	(1.2)	(1.4)	(2.5)	(3.4)

Total	$7.2	5.2	14.0	12.3

Earnings (loss) from continuing operations
LXE	$1.0	1.0	1.7	2.9
Defense & Space Systems	1.0	0.9	2.4	1.9
Satellite Communications	4.8	3.5	9.8	7.6
Other	(0.7)	0.2	(0.3)	(0.3)

Total	$6.1	5.6	13.6	12.1

For further information please contact:	Gary B. Shell Chief Financial Officer 770-729-6512

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